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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2004

AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

      Maryland               000-49986                   47-0858301

    1004 Farnam Street, Suite 400

           Omaha,Nebraska                         68102

(Address of principal executive offices)(Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.Completion of Acquisition or Disposition of Assets.

On December 22, 2004, America First Apartment Investors, Inc. (the Registrant) acquired all of the outstanding membership interests in a newly formed Tennessee limited liability company, Arbor Knoll-Crest, LLC ("Arbor") from Gables Realty Limited Partnership, a Delaware limited partnership and Gables GP, Inc., a Texas corporation.  The sole asset of Arbor is a 548-unit apartment complex in Antioch, Tennessee known as Gables Hickory Hollow Apartments (the "Property").  Immediately prior to the formation of Arbor, the Property had been owned by Gables-Tennessee Properties, L.L.C., a Tennessee limited liability company ("GTP").  There are no material relationships between the Registrant and Gables Realty Limited Partnership, Gables GP, Inc. or GTP.

The purchase price for the membership interests in Arbor was $29,650,000, $26,150,000 of which was paid through the assumption of existing tax-exempt mortgage debt on the Property, approximately $2,950,000 of which was paid in cash, and approximately $550,000 of which was paid through various expense prorations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.,

John H. Cassidy

President and Chief Executive Officer

style="MARGIN-TOP: 0pt; FONT-SIZE: 12pt; MARGIN-BOTTOM: 0pt; MARGIN-LEFT: 90pt; LINE-HEIGHT: 14pt; FONT-FAMILY: Times New Roman" align=justify>Dated:  December 29, 2004